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                                                                   EXHIBIT 10.2



                             PACKETVIDEO CORPORATION
                           2000 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT
                   (INCENTIVE AND NONSTATUTORY STOCK OPTIONS)


        Pursuant to the Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, PacketVideo Corporation (the "Company") has granted you an option under its 2000 Equity Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in the Grant Notice at the exercise price indicated in the Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your option are as follows:

        1. VESTING. Subject to the limitations contained herein, your option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

        2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares subject to your option and your exercise price per share referenced in the Grant Notice may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

        3. EXERCISE PRIOR TO VESTING ("EARLY EXERCISE"). If permitted in the Grant Notice (i.e., the "Exercise Schedule" indicates that "Early Exercise" of your option is permitted) and subject to the provisions of this option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

           (a) a partial exercise of your option shall be deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

           (b) any shares so purchased from installments which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's then-current form of Early Exercise Stock Purchase Agreement; and

           (c) you shall enter into the Company's then-current form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred;

        The following subsections (d) and (e) apply to Incentive Stock Options only.

           (d) the aggregate Fair Market Value of the shares with respect to which you may exercise your option for the first time during any calendar year, when added to the aggregate Fair Market Value of the shares subject to any other options designated as Incentive



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Stock Options granted to you under all stock option plans of the Company or an
Affiliate prior to the Date of Grant with respect to which such options are exercisable for the first time during the same calendar year, shall not exceed $100,000 (the "ISO Exercise Limitation"); provided, however, that the ISO Exercise Limitation shall terminate upon the earlier of (i) termination of your Continuous Service, (ii) the day immediately prior to the effective date of a Change in Control in which your option is not assumed or substituted for (as provided in Section 11(c) of the Plan), or (iii) the day 10 days prior to the Expiration Date of your option, and upon such termination of the ISO Exercise Limitation your option shall be deemed a Nonstatutory Stock Option to the extent of the number of shares subject to your option that would otherwise exceed the ISO Exercise Limitation. (1)

           (e) if compliance with the ISO Exercise Limitation as set forth in subparagraph 3(d) will result in the exercisability of any vested shares being delayed more than thirty (30) days beyond the date such shares become vested shares (the "Vesting Date"), your option shall be deemed to be two options as follows:

               (i) The first option shall be for the maximum portion of the shares that can comply with the ISO Exercise Limitation without causing your option to be unexercisable in the aggregate as to vested shares on the Vesting Date for such shares, and

               (ii) the second option, which shall not be treated as an Incentive Stock Option as described in section 422(b) of the Code, shall be for the balance of the shares (that is, those such shares which, on the respective Vesting Date for such shares, would be unexercisable if included in the first option and thereby made subject to the ISO Exercise Limitation);

        provided, however, that the shares treated as subject to the second option shall be exercisable on the same terms and at the same time as set forth in your option except that (i) subparagraph 3(d) shall not apply to the second option and (ii) each such share shall become a vested share on the Vesting Date on which such share must first be allocated to the second option pursuant to this subsection 3(e).(2)

        4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by the Grant Notice.

        5. WHOLE SHARES. Your option may only be exercised for whole shares.





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(1)     For purposes of this provision, your options designated as Incentive
Stock Options shall be taken into account in the order in which they were granted to you, and the Fair Market Value of shares shall be determined as of the time the option with respect to such shares is granted. If Section 422 of the Code is amended to provide for a different limitation from that set forth in this provision, the ISO Exercise Limitation shall be deemed amended effective as of the date required or permitted by such amendment to the Code.

(2) Unless you specifically elect to the contrary in the your written notice of exercise, the first option shall be deemed to be exercised first to the maximum possible extent and then the second option shall be deemed to be exercised.



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        6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your option may not be exercised unless the shares issuable upon exercise of your option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing the option, and the option may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

        7. TERM. The term of your option commences on the Date of Grant and expires upon the EARLIEST of the following:

           (a) immediately upon the termination of your Continuous Service for Cause;

           (b) three (3) months after the termination of your Continuous Service for any reason other than Cause, Disability or death, provided that if during any part of such three- (3-) month period the option is not exercisable solely because of the condition set forth in paragraph 6, the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

           (c) twelve (12) months after the termination of your Continuous Service due to Disability;

           (d) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for reason other than Cause;

           (e) the Expiration Date indicated in the Grant Notice; or

           (f) the tenth (10th) anniversary of the Date of Grant.

        The following paragraph applies to Incentive Stock Options only.

        To obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or your Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate as a Consultant or Director or if you exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.



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        8. EXERCISE.

           (a) You may exercise the vested portion of your option (and the unvested portion of your option if the Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

           (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option,
(2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise, or (3) the disposition of shares acquired upon such exercise.

        The following subsection (c) applies to Incentive Stock Options only.

           (c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

           (d) By exercising your option you agree that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period.

        9. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

        10. RIGHT OF FIRST REFUSAL/RIGHT OF REPURCHASE. Vested shares that are received upon exercise of your option are subject to any right of first refusal that may be described in the Company's bylaws in effect at such time the Company elects to exercise its right. The Company's right of first refusal shall expire on the date of the first registration of an equity security of the Company under
Section 12 of the Exchange Act. In addition, to the extent



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provided in the Company's bylaws as amended from time to time, the Company shall have the right to repurchase all or any part of the shares received pursuant to the exercise of your option.

        11. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

        12. WITHHOLDING OBLIGATIONS.

            (a) At the time your option is exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

            (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

            (c) Your option is not exercisable unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

        13. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by



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the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        14. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.





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                            PACKETVIDEO CORPORATION
                           STOCK OPTION GRANT NOTICE
                          (2000 EQUITY INCENTIVE PLAN)

PACKETVIDEO CORPORATION (the "Company"), pursuant to its 2000 Equity Incentive Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
                                            -------------------------
Date of Grant:
                                            -------------------------
Vesting Commencement Date:
                                            -------------------------
Number of Shares Subject to Option:
                                            -------------------shares
Exercise Price Per Share:
                                            $---------------per share
Expiration Date:
                                            -------------------------

TYPE OF GRANT:     [X]  Incentive Stock Option    [ ]  Nonstatutory Stock Option

EXERCISE SCHEDULE: [X]  Same as Vesting Schedule  [ ]  Early Exercise Permitted

VESTING SCHEDULE:
                   --------------------------

                   --------------------------

PAYMENT: By one or a combination of the following items (described in the Stock Option Agreement):

                          By cash or check
                          Pursuant to a Regulation T Program if the Shares are
                           publicly traded

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

        OTHER AGREEMENTS:                   [X] None.
                                            [ ] See Attached Sheet.

PACKETVIDEO CORPORATION                         OPTIONEE


By:
   -------------------------------          ------------------------------------
             Signature                                   Signature

Title:                                      Date:
      ----------------------------               -------------------------------

Date:
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ATTACHMENTS: Stock Option Agreement, 2000 Equity Incentive Plan and Notice of
Exercise